TUMBLEWEED ANNOUNCES RESULTS FOR
                             SECOND QUARTER OF 2004

      REVENUE INCREASES 63%; EMAIL FIREWALL ORDERS CONTRIBUTE TO SEQUENTIAL
                             PRODUCT LICENSE GROWTH

REDWOOD CITY, CA - JULY 22, 2004 - Tumbleweed(R) Communications Corp. (NASDAQ:
TMWD), a leading provider of Secure Internet Messaging products for enterprises and government agencies, today reported results for the second quarter ended June 30, 2004.

FINANCIAL RESULTS
Tumbleweed reported Q2-04 revenue of $10.0 million, up 63% from $6.1 million in Q2-03; a net loss of $3.3 million, compared to a net loss of $4.2 million in Q2-03; and a non-GAAP net loss, which excludes certain items described below, of $1.6 million, compared to a non-GAAP net loss of $1.9 million in Q2-03.

Net loss per share was $(0.07). Non-GAAP net loss per share was $(0.03). Cash balances were $21.6 million as of June 30, 2004.

"We are pleased to report that our non-GAAP loss of ($0.03) per share was within our projected range for the quarter. We were disappointed, however, that revenue of $10.0 million was just below our projection and flat compared to the first quarter, as we experienced unexpected delays with several opportunities," said Jeffrey C. Smith, Chief Executive Officer of Tumbleweed. "Our Email Firewall product performed well in the quarter, growing sequentially and as a percentage of revenue once again. We remain confident in our product portfolio and believe we are well positioned with a comprehensive suite of solutions to become a leader in the Email Security market".

"As expected, the second quarter was a transitional quarter as we essentially completed the integration of the Corvigo acquisition that was executed in March 2004," said Tim Conley, Chief Financial Officer of Tumbleweed. "Additionally, our combined costs for operating expenses and cost of revenue, exclusive of amortized acquisition costs, were approximately $800,000 less than projected last quarter, allowing us reach the projected range for our bottom line."

NEW CUSTOMER WINS
During the quarter, Tumbleweed signed over 400 customer contracts including a record 100 new customers More than 100 customers entered into contracts for repeat business, exclusive of maintenance renewals. Tumbleweed now has approximately 1,000 enterprise customers.

     o    EMAIL FIREWALL

     Driven by demand to block spam, viruses, and phishing attacks and to achieve compliance with industry regulations, Tumbleweed's Email Firewall
     (EMF) product revenue grew during the second quarter. New orders for this product included contracts with Blue Cross Blue Shield of Florida, Catholic Healthcare West, Medical Mutual of Ohio, Metropolitan Life Insurance Company, State of Connecticut, U.S. Department of Health and Human Services, Verizon Services Corporation and Wells Fargo Bank.

     o    MAILGATE

     The MailGate product acquired in the Corvigo acquisition will become part of the E-mail Firewall product offering, reflecting the strategy to provide a suite of email security function on an appliance platform. Most of the planned functions for the MailGate product are now offered in the software version of the Email Firewall. Approximately 50 new MailGate customers were added during the quarter.

     o    SECURETRANSPORT

     New orders for the SecureTransport product grew during the second quarter as a result of new contracts from customers such as ABN AMRO Services, ADP, Aetna Life Insurance, Inovant, Nationwide Mutual Insurance and Spectrum Health. SecureTransport is a leading solution for secure file transfer over the Internet, enabling customers to reduce operating costs, improve productivity, and protect privacy of information. Designed to meet the needs of all types of users and any size organization, it provides support for interactive and automated file delivery.


MARKET TRENDS

o Spam is an email security problem. Businesses increasingly view spam as a threat rather than just a nuisance. As phishing attacks continue to increase and fraud executed via email becomes a daily occurrence, IT managers realize spam is not just junk email, but rather a conduit for destructive and illegal activities. Tumbleweed's Message Protection Lab, for example, has found that reported phishing attacks on the Internet are growing at a rate of more than 50% every month. Tumbleweed's Email Firewall products provide a broad email security suite to address these security problems.

o Email authentication standards are being adopted. Email authentication binds the identity of a sender to an email message, providing a significant new defense against a variety of email security threats. According to a recent report by Osterman Research, more than 26% of enterprises surveyed plan to adopt S/MIME digital signature technology for authentication in the next 12 months; an additional 15% plan to adopt Sender-ID. Tumbleweed maintains a reference implementation for the S/MIME standard and will support the Sender-ID standard.

o Email authentication is growing in acceptance. The FTC recently endorsed email authentication as a vital part of Internet communication by reporting to Congress that this technology was the best way for enterprises to address spam, false positives, phishing and virus defense. As a leader in authentication and a major government supplier of authentication technology, Tumbleweed is uniquely poised to exploit this trend.

o Businesses are migrating to email security platforms and away from point solutions. According to the Osterman report, a significant number of enterprises will look to deploy an integrated email security solution within 12 months. The Tumbleweed Email Firewall provides a robust policy engine integrating authentication, encryption, and content analysis as well as defense against spam, viruses, and phishing attacks.

o Open standards are displacing proprietary standards. Businesses and government agencies are increasingly adopting open standards-based security solutions over proprietary alternatives. Tumbleweed has been a leader in the development and support of such standards including S/MIME, OCSP, Sender-ID, and AS/2.

 "Tumbleweed began to focus on email security issues ten years ago," said Mr. Smith. "As the market matures, customers will increasingly migrate away from point solutions to proven products from established companies such as Tumbleweed."

PRODUCT NEWS
In the past quarter Tumbleweed announced several product releases or upgrades that support the company's email security strategy.

o Tumbleweed released the 2.1 version of the MailGate, a Linux based appliance used to fight spam and viruses. The product recently won two industry awards for its capabilities. The new release features anti-virus scanning as an optional feature set. This is the first MailGate release since the Corvigo acquisition in March of 2004. With the addition of MailGate, Tumbleweed offers the enterprise a two-tier defense against Email threats by combining the MailGate appliance with the Email Firewall.

o Tumbleweed announced the release of the Valicert Validation Authority (VA) Repeater Appliance that enables organizations to achieve a high-performance, high-availability secure solution for real-time identity validation.

o Tumbleweed also announced the availability of its SecureTransport AS/2 Engine for SecureTransport, a capability that expands customer connectivity and simplifies file transfer management. SecureTransport is in use by nine of the top ten banks to send billions of dollars in transactions securely across the Internet.


EXPANDING DISTRIBUTION
Tumbleweed expanded its distribution channels by signing an additional 14 new resellers this quarter, bringing its total to 38 active channel partners in North America. In addition, Tumbleweed added resellers in Asia and Indonesia as its international expansion continues into the Asia-Pacific region. Among the new resellers in North America are Technology Integration Group and Acuity Systems. Zones, a major national distributor became an active contributor to channel revenues in Q2 '04 by selling the MailGate appliance.

PATENTS
Tumbleweed was granted two additional patents during the quarter, bringing the total number of issued patents to 20.

o Patent No. 6,748,529 "Method and apparatus for effecting secure document format conversion" was granted to Tumbleweed on June 8, 2004.

o Patent No. 6,725,381 "Solicited authentication of a specific user" was granted to Tumbleweed on April 20, 2004.

Tumbleweed also secured license agreements for the Email Firewall patents with three additional competitors during the quarter. Tumbleweed has now licensed its patents to twenty-four companies.

THIRD QUARTER FINANCIAL OUTLOOK
Tumbleweed's outlook for the third quarter of 2004:

o Tumbleweed currently estimates that revenue in the third quarter of 2004 will be between $10.0 million and $11.0 million.

o The non-GAAP loss for the third quarter of 2004 is currently expected to range from $1.2 million to $2.1 million, or $(0.02) to $(0.04) per share. Per share amounts are based on 48.0 million shares.

o GAAP net loss for the third quarter of 2004 is currently expected to be approximately $2.6 million to $3.5 million, or $(0.05) to $(0.07) per share. GAAP net loss includes amortization of intangibles and stock compensation estimated to be approximately $1.4 million.

o Cash balances are expected to be approximately $20 million at the end of the third quarter.


CONFERENCE CALL INFORMATION
Tumbleweed management will host a conference call at 2:00 p.m. PDT (5:00 p.m.
EDT) today to discuss these results. The call can be accessed by dialing 800-267-9517 and giving the company name, "Tumbleweed." Participants are asked to call the assigned number approximately 10 minutes before the conference call begins. A replay of the conference call will be available two hours after the call for the following five business days by dialing 800-642-1687 and entering the following pass code: 8699149. Also, the conference call will be available over the Internet at http://www.tumbleweed.com in the Investor Relations area of the site or by going to http://www.mkr-group.com.

NON-GAAP INFORMATION
The non-GAAP financial information included in this press release is not prepared in accordance with generally accepted accounting principals ("GAAP") as it excludes merger-related and other costs, amortization of intangible assets and stock-based compensation. Management believes that the presentation of non-GAAP information may provide useful information to investors because Tumbleweed has historically provided this information and understands that some investors consider it useful in evaluating Tumbleweed's expenses. Management also uses this non-GAAP information, along with GAAP information, in evaluating Tumbleweed's expenses. The non-GAAP operating results are presented for supplemental informational purposes only for understanding Tumbleweed's operating results. The non-GAAP results should not be considered a substitute for financial information presented in accordance with generally accepted accounting principles, and may be different from non-GAAP measures used by other companies. A reconciliation between net loss on a GAAP basis and non-GAAP net loss is provided in the attached financial statements.


ABOUT TUMBLEWEED COMMUNICATIONS CORP.
Tumbleweed is a leading provider of Secure Internet Messaging products for enterprises and government agencies. By making Internet communications secure, reliable and automated, Tumbleweed's anti-spam email firewall, secure file transfer, secure email, and identity validation solutions help customers significantly reduce the cost of doing business. Tumbleweed products are used to communicate with millions of end-users and tens of thousands of corporations. Tumbleweed has approximately 1000 enterprise customers, including ABN Amro, Bank of America, Catholic Healthcare West, Wells Fargo Bank, The Regence Group (Blue Cross/Blue Shield), St. Luke's Episcopal Healthcare System, the U.S. Food and Drug Administration, and the U.S. Navy and Marine Corps. Tumbleweed Communications was founded in 1993 and is headquartered in Redwood City, California. For additional information about Tumbleweed go to www.tumbleweed.com or call 650-216-2000.

Tumbleweed cautions that forward-looking statements contained in this press release are based on current plans and expectations, and that a number of factors could cause the actual results to differ materially from the guidance given at this time. These factors are described in the Safe Harbor statement below.

Except for the historical information contained herein, the matters discussed in this press release may constitute forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those projected, particularly with respect to Tumbleweed's financial outlook, markets, products, services, its ability to successfully implement and distribute through an indirect sales channel, close appropriate business in a timely manner and adequately respond to competitive pressures surrounding its products, particularly the MailGate product. In some cases, forward-looking statements can be identified by terminology such as "may," "will," "should," "potential," "continue," "expects," "anticipates," "intends," "plans," "believes," "estimates," and similar expressions. For further cautions about the risks of investing in Tumbleweed, we refer you to the documents Tumbleweed files from time to time with the Securities and Exchange Commission, particularly Tumbleweed's Form 10-K filed March 15, 2004 and Form 10-Q filed May 10, 2004.

Tumbleweed assumes no obligation to update information contained in this press release, including for example its guidance regarding its future performance, which represents Tumbleweed's expectations only as of the date of this release and should not be viewed as a statement about Tumbleweed's expectations after such date. Although this release may remain available on Tumbleweed's website or elsewhere, its continued availability does not indicate that Tumbleweed is reaffirming or confirming any of the information contained herein.

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                         TUMBLEWEED COMMUNICATIONS CORP.
                      Condensed Consolidated Balance Sheets
                                  June 30, 2004
                                    (in 000s)

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

                                                                               6/30/2004             12/31/2003
                                  ASSETS                                      (UNAUDITED)        (UNAUDITED)
                                  ------                                   ------------------  -----------------
CURRENT ASSETS
  Cash and cash equivalents                                                        $  21,592          $  25,351
  Accounts receivable, net                                                             7,844             10,039
  Other current assets                                                                 1,488              1,068
                                                                           ------------------  -----------------
     TOTAL CURRENT ASSETS                                                             30,924
                                                                                                         36,458
                                                                           ------------------  -----------------

Goodwill                                                                              49,389             13,308
Intangible assets, net                                                                 9,058              4,392
Property and equipment, net                                                            1,523              1,648
Other assets                                                                             672                540
                                                                           ------------------  -----------------
                TOTAL ASSETS                                                       $  91,566          $  56,346
                                                                           ==================  =================

                           LIABILITIES & EQUITY
CURRENT LIABILITIES
  Accounts payable                                                                 $     397          $     250
  Current installments of long-term debt                                                 267                267
  Accrued liabilities                                                                  6,514              6,791
  Accrued merger-related and other costs                                                 953                485
  Deferred revenue                                                                    12,958             11,808
                                                                           ------------------  -----------------
     TOTAL CURRENT LIABILITIES                                                        21,089
                                                                                                         19,601
                                                                           ------------------  -----------------
LONG TERM LIABILITIES
  Long-term debt, excluding current installments                                         333                467
  Accrued merger-related and other costs, excluding current portion                      434                540
  Deferred revenue, excluding current portion                                          2,801              2,984
  Other long term liabilities                                                            159                159
                                                                             ------------------  -----------------

     TOTAL LONG TERM LIABILITIES                                                       3,727              4,150
                                                                           ------------------  -----------------
     TOTAL LIABILITIES                                                                24,816             23,751
                                                                           ------------------  -----------------
STOCKHOLDERS' EQUITY
  Common stock                                                                            49                 43
  Additional paid-in capital                                                         352,639            313,532
  Treasury stock                                                                        (796)              (796)
  Deferred stock compensation expense                                                 (1,386)              (302)
  Accumulated other comprehensive loss                                                  (613)              (585)
  Accumulated deficit                                                               (283,143)          (279,297)
                                                                           ------------------  -----------------
     TOTAL STOCKHOLDERS' EQUITY                                                       66,750             32,595
                                                                           ------------------  -----------------
TOTAL LIABILITIES & STOCKHOLDERS' EQUITY                                           $  91,566          $  56,346
                                                                           ==================  =================


                                                                                           -                  -

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


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

                         TUMBLEWEED COMMUNICATIONS CORP.
                 Condensed Consolidated Statements of Operations
                                  June 30, 2004
                        (in 000s, except per share data)

                                                              THREE MONTHS ENDED            SIX MONTHS ENDED
                                                                   June 30,                     June 30,
                                                                  (unaudited)
(unaudited)
                                                           --------------------------   -------------------------
                                                              2004          2003           2004         2003
                                                           ------------  ------------   ------------ ------------
 REVENUE
  Product Revenue                                          $     4,544   $     3,277    $     8,517  $     5,906
  Service Revenue                                                5,134         2,615         10,716        5,486
  Intellectual Property and Other Revenue                          362           250            932          531
                                                           ------------  ------------   ------------ ------------
   NET REVENUE                                                  10,040         6,142         20,165       11,923
                                                           ------------  ------------   ------------ ------------
 COST OF REVENUE
 Cost of Product and Service Revenue                             1,426         1,229          2,650        2,642
 Amortization of Intangible Assets                                 510           317            817          317
                                                           ------------  ------------   ------------ ------------
 GROSS PROFIT                                                    8,104         4,596         16,698        8,964

 OPERATING EXPENSES
  Research & Development                                         3,055         2,050          5,968        4,013

  Sales & Marketing                                              6,208         3,261         10,916        6,702

  General & Administrative                                       1,022         1,516          2,344        2,938
                                                           ------------  ------------   ------------ ------------

 SUB-TOTAL OPERATING EXPENSES                                   10,285         6,827         19,228       13,653
  Stock-based Compensation Expense                                 299            15            381           49
  Amortization of Intangible Assets                                440            20            716           20
  Amortization of In-Process Research & Development                  -           100              -          100
  Merger-Related and Other Costs                                   469         1,887            469        1,887
                                                           ------------  ------------   ------------ ------------

 TOTAL OPERATING EXPENSES                                       11,493         8,849         20,794       15,709
                                                           ------------  ------------   ------------ ------------

 OPERATING LOSS                                                 (3,389)       (4,253)        (4,096)      (6,745)

 NON-OPERATING INCOME
 Other Income, net                                                  83            51            254           65
                                                           ------------  ------------   ------------ ------------

 NET LOSS BEFORE TAXES                                          (3,306)       (4,202)        (3,842)      (6,680)

  Provision for Income Taxes                                         6             3              1            7
                                                           ------------  ------------   ------------ ------------
 NET LOSS                                                  $    (3,312)  $    (4,205)   $    (3,843) $    (6,687)
                                                           ============  ============   ============ ============

Shares Used in Computing Basic and Diluted
   Net Loss per Share
                                                                47,746        31,279         45,479       30,887

BASIC AND DILUTED NET LOSS PER SHARE                       $     (0.07)  $     (0.13)   $     (0.08) $     (0.22)
                                                           ============  ============   ============ ============

Reconciliation to Non-GAAP Net Loss
NET LOSS                                                   $    (3,312)  $    (4,205)   $    (3,843) $    (6,687)
  Stock-based Compensation Expense                                 299            15            381           49
  Amortization of Intangible Assets                                950           337          1,533          337
  Amortization of In-Process Research & Development                  -           100              -          100
  Merger-Related and Other Costs                                   469         1,887            469        1,887
                                                           ------------  ------------   ------------ ------------
                                                           $    (1,594)  $    (1,866)   $    (1,460) $    (4,314)
NON-GAAP NET LOSS                                          ============  ============   ============ ============


NON-GAAP BASIC AND DILUTED NET LOSS PER SHARE              $    (0.03)   $    (0.06)    $    (0.03)  $    (0.14)
                                                           ============  ============   ============ ============

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